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                               EXHIBIT 11
                  CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                 COMPUTATION OF NET INCOME PER COMMON SHARE
                    For the three months ended June 30
                               (Unaudited)

                                                  (In thousands, except share
                                                      and per share amounts)

                                                     1994             1993
                                                 ----------       ----------
PRIMARY
- - -------
Net income applicable to common stock            $   12,268       $   11,545
                                                 ----------       ----------
Weighted average number of shares of
  common stock outstanding during the
  period                                         22,399,091       22,344,934
Common stock under stock option grants               21,556           40,436
                                                 ----------       ----------
  Average shares                                 22,420,647       22,385,370
                                                 ----------       ----------
Primary net income per common share              $      .55       $      .52
                                                 ----------       ----------
FULLY DILUTED
- - -------------
Net income applicable to common stock            $   12,268       $   11,545

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
      for actual dividends paid on
      convertible preferred stock, net of tax           372              380
     Deduct additional cash contribution required
      which is equal to dividends on preferred
      stock less dividends paid at the common
      dividend rate, net of tax                         (51)             (61)
     Add tax benefit associated with dividends
      paid on (1) allocated common shares in
      1994 and (2) allocated and unallocated
      shares in 1993, assuming ESOP was a
      common stock plan                                  30               18
                                                 ----------       ----------
Adjusted income applicable to common stock       $   12,619       $   11,882
                                                 ----------       ----------
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Weighted average number of shares of
  common stock outstanding during the
  period                                         22,399,091       22,344,934

Number of equivalent common shares
  attributable to ESOP                            1,426,502        1,437,749

Common stock under stock option grants               21,556           41,286
                                                 ----------       ----------
  Average shares                                 23,847,149       23,823,969
                                                 ----------       ----------
Fully diluted net income per common share        $      .53       $      .50
                                                 ----------       ----------
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                   CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                 COMPUTATION OF NET INCOME PER COMMON SHARE
                      For the six months ended June 30
                                 (Unaudited)

                                                  (In thousands, except share
                                                     and per share amounts)

                                                     1994             1993
                                                  ----------       ----------
PRIMARY
- - -------
Net income applicable to common stock             $   20,349       $   18,568
                                                  ----------       ----------
Weighted average number of shares of
  common stock outstanding during the
  period                                          22,395,991       22,332,941
Common stock under stock option grants                21,943           43,887
                                                  ----------       ----------
  Average shares                                  22,417,934       22,376,828
                                                  ----------       ----------
Primary net income per common share               $      .91       $      .83
                                                  ----------       ----------
FULLY DILUTED
- - -------------
Net income applicable to common stock             $   20,349        $  18,568

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
      for actual dividends paid on
      convertible preferred stock, net of tax            744              760
     Deduct additional cash contribution required
      which is equal to dividends on preferred
      stock less dividends paid at the common
      dividend rate, net of tax                         (111)            (131)
     Add tax benefit associated with dividends
      paid on (1) allocated common shares in
      1994 and (2) allocated and unallocated
      shares in 1993, assuming ESOP was a
      common stock plan                                   56               36
                                                  ----------       ----------
Adjusted income applicable to common stock        $   21,038       $   19,233
                                                  ----------       ----------
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Weighted average number of shares of
  common stock outstanding during the
  period                                          22,395,991       22,332,941
Number of equivalent common shares
  attributable to ESOP                             1,428,109        1,438,032
Common stock under stock option grants                22,236           45,760
                                                  ----------       ----------
  Average shares                                  23,846,336       23,816,733
                                                  ----------       ----------
Fully diluted net income per common share         $      .88       $      .81
                                                  ----------       ----------
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